SCHEDULE 14C
(Rule 14c-101)
INFORMATION REQUIRED IN INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c) of the
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[ ] Preliminary Information Statement
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 China SXAN Biotech, Inc.
(Name of Registrant as Specified In Its Charter)

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CHINA SXAN BIOTECH, INC.
49 Fuxingmennei Street, Suite 310
 Beijing, P.R. China   100031

INFORMATION STATEMENT

To the Holders of the Voting Stock:

The purpose of this Information Statement is to notify you that the holders of shares representing a majority of the voting power of China SXAN Biotech, Inc. (“China SXAN Biotech”) have given their written consent to a resolution adopted by the Board of Directors of China SXAN Biotech  to amend the Articles of Incorporation so as to (1) change the name of the corporation to “China Organic Fertilizer, Inc.”; and (2)  effect a reverse split of the Company’s common stock in a ratio of one-for-ten. We anticipate that this Information Statement will be mailed on March 10, 2010 to shareholders of record.  On or after March 31, 2010, the amendment of the Certificate of Incorporation will be filed with the Nevada Secretary of State and it will become effective.

The Nevada Revised Statutes permit holders of a majority of the voting power to take shareholder action by written consent. Accordingly, China SXAN Biotech will not hold a meeting of its shareholders to consider or vote upon the amendment of China SXAN Biotech Articles of Incorporation.

WE ARE NOT ASKING YOU FOR A PROXY.
YOU ARE REQUESTED NOT TO SEND US A PROXY.

March 10, 2010	/s/Chen Yu Chen Yu
Chief Executive Officer

VOTING SECURITIES OUTSTANDING

Stockholders of record entitled to vote were determined as of the close of business on February 8, 2010.  At that date, there were issued, outstanding and of record, as reflected in the corporation’s stock ledger, the following voting shares:  59,542,572 shares of China SXAN Biotech common stock, each of which entitles the holder thereof to one vote.

 The following table sets forth the number of shares of voting stock owned by each person who, as of the record date, owned beneficially more than 5% of any class of China SXAN Biotech voting stock, as well as the ownership of such shares by each member of China SXAN Biotech’s Board of Directors and the shares beneficially owned by its officers and directors as a group.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percentage of Class
Chen Yu	20,000,000	33.6%

All directors and officers as a group (1 person)	20,000,000	33.6%

Huakang Zhou	20,000,000	33.6%

Feng Zhenxing(3)	14,400,000	24.2%
________________________________
(1) Except as otherwise noted, the address of each shareholder is c/o Beijing Shennongxing Technology Co., Ltd., 49 Fuxingmennei Street, Suite 310, Beijing, P.R. China 100031
(2)           Except as otherwise noted, all shares are owned of record and beneficially.
(3)	The address for Huakang Zhou is 18 Quail Run, Warren, NJ 07075.
(4)	The address for Messrs Feng and Feng is Three-Kilometer Spot Along the Hayi Highway, Tieli City, Heilongjiang Province, P.R. China

AMENDMENT OF THE ARTICLES OF INCORPORATION
TO CHANGE THE NAME OF THE CORPORATION

The Board of Directors of China SXAN Biotech has adopted a resolution to change the name of the Company from China SXAN Biotech, Inc. to “China Organic Fertilizer, Inc.”  The holders of shares representing a majority of the voting power of the Company’s outstanding voting stock have given their written consent to the resolution. Under the Nevada Revised Statutes, the consent of the holders of a majority of the voting power is effective as shareholders’ approval. We will file the Amendment with the Nevada Secretary of State on or after March 31, 2010, and it will become effective on the date of such filing (the “Effective Date”).

Reasons for Approving the Name Change

The primary purpose of the name change is to better represent the Company’s business.  The Company recently acquired all of the outstanding capital stock of SNX Organic Fertilizers, Inc., a Delaware corporation (“SNX Organic”) .  SNX Organic is a holding company that owns all of the registered capital of Beijing Shennongxing Technology Co., Ltd. (“Beijing Shennongxing”), a corporation organized under the laws of The People’s Republic of China.  Beijing Shennongxing is engaged in the business of manufacturing and marketing organic fertilizer.    All of Beijing Shennongxing’s business is currently in China.  Because of this new overall direction in the Company’s business, the Board of Directors and majority shareholders have determined to change the Company’s name.

Certificates for the Company’s common stock that recite the name “China SXAN Biotech, Inc.” will continue to represent shares in the Company after the Effective Date.  If, however, a shareholder wishes to exchange his certificate for a certificate reciting the name “China Organic Fertilizer, Inc.” after the Effective Date, he may do so by surrendering his certificate to the Company’s Transfer Agent with a request for a replacement certificate and the appropriate stock transfer fee.  China SXAN Biotech’s Transfer Agent is:

Interwest Transfer Company, Inc.
1981 East 4800 South, Suite 100
Salt Lake City, UT 84117
801-272-9294

AMENDMENT OF THE ARTICLES OF INCORPORATION
TO EFFECT A REVERSE SPLIT OF THE COMMON STOCK

The Board of Directors of China SXAN Biotech has adopted a resolution to effect a reverse split of China SXAN Biotech common stock in the ratio of 1:10 (the “Reverse Split”).  No fractional shares or scrip will be issued; rather, shareholders who would otherwise be entitled to a fractional share as a result of the Reverse Split will receive one whole share of China SXAN Biotech common stock in lieu of the fraction.

Reasons for Approving the Reverse Split

There are three primary reasons for the Board of Director’s approval of the Reverse Split.  The first reason is that, in order to acquire its new business, China SXAN Biotech recently issued 3600 shares of Series C Convertible Preferred Stock that are convertible into 360,000,000 shares of common stock.  However, China SXAN Biotech’s Articles of Incorporation currently authorize the Board of Directors to issue only 100,000,000 shares of Common Stock, of which 59,542,572  have been issued and remain outstanding.  In addition, the individuals who subscribed for 153,442 shares of China SXAN Biotech’s Series A Non-Voting Convertible Preferred Stock are entitled to convert each such share into one share of common stock.  1 Therefore, there is not an adequate number of authorized but unissued shares of Common Stock available for conversion of the Preferred Shares.

In addition, the Board of Directors wishes to have authorized but unissued stock available for various purposes, such as effecting acquisitions, business expansion, obtaining financing, and recruiting management personnel, all of which will be necessary if China SXAN Biotech is to undertake new business operations.

At the present time, the Board of Directors has not made any commitment nor formulated any specific plan, arrangement, understanding or agreement with respect to the additional shares that will be available for issuance after the Reverse Split, other than the issuance of common stock upon conversion of the Series A and Series C Preferred Stock.

 The third reason for the Reverse Split relates to the current low market price of the Company’s common stock.  China SXAN Biotech will require financing to fund its business development, be it the costs of acquisitions or the capital needed to fund the growth of the acquired companies. The Board of Directors has come to the conclusion that an increase in the market price of the common stock may enhance the marketability of the common stock and so improve China SXAN Biotech’s prospects for obtaining financing.  It is hoped that the Reverse Split will increase the per share market price of the common stock.  There is, however, no assurance that the market price will increase, or that it will not return to its current levels after the Reverse Split.

Recently, the market price for China SXAN Biotech common stock has been only pennies per share. Many brokerage firms are reluctant to recommend lower-priced stocks to their clients. The policies and practices of some brokerage houses tend to discourage individual brokers within those firms from dealing in lower priced stocks. Additionally, the brokerage commission on the purchase or sale of stock with a relatively low per share price generally tends to represent a higher percentage of the sales price than the brokerage commission charged on a stock with a relatively high per share price. The Board of Directors believes that these issues are best addressed by an increase in the inherent value per share of common stock that will occur as a result of the Reverse Split. The Board believes that, absent the Reverse Split, China SXAN Biotech is not likely to obtain any additional financing. Accordingly, the Board believes that the proposed Reverse Split is essential to China SXAN Biotech’ prospects for raising financing through the sale of its common stock or derivative securities.

General Effect of the Reverse Split

The table below shows the effect of the Reverse Split on China SXAN Biotech common shares outstanding at the Record Date, as well as the effect of the Reverse Split on the number of shares that will be outstanding if all of the outstanding preferred stock is converted.   The column labeled “After Reverse Split” does not reflect any adjustments that may result from the rounding up of fractional shares. We cannot calculate at this time the number of whole shares that will be issued in lieu of fractions as a result of the Reverse Split.

	Prior to Reverse Split	After Reverse Split
Shares of Common Stock:
Authorized	100,000,000	100,000,000
Issued and outstanding	59,542,572	5,954,257
Available for issuance	40,457,428	94,045,743

Issuable upon conversion of Series A Preferred	153,442	15,345
Issuance upon conversion of Series C Preferred	360,000,000	36,000,000
Outstanding if all Preferred are converted		41,969,602
Available for issuance if all Preferred are converted		58,030,398

1 Although no certificate of designation for the Series A Convertible Preferred Shares was ever filed with the Nevada Secretary of State, the individuals who subscribed for those shares hold contractual rights equivalent to the rights they would have possessed if duly authorized shares had been issued to them.

The Reverse Split will increase the number of shares available for issuance by the Board of Directors to 94,045,743.  The Board of Directors will be authorized to issue the additional common shares without having to obtain the approval of the China SXAN Biotech’s shareholders.  Nevada law requires that the Board use its reasonable business judgment to assure that China SXAN Biotech obtains "fair value" when it issues shares.  Nevertheless, the issuance of the additional shares would dilute the proportionate interest of current shareholders in China SXAN Biotech.  The issuance of the additional shares could also result in the dilution of the value of shares now outstanding, if the terms on which the shares were issued were less favorable than the contemporaneous market value of China SXAN Biotech common stock.

The Reverse Split, with the resulting increase in the number of shares available for issuance, is not being done for the purpose of impeding any takeover attempt.  Nvertheless, the power of the Board of Directors to provide for the issuance of shares of common stock without shareholder approval has potential utility as a device to discourage or impede a takeover of China SXAN Biotech.  In the event that a non-negotiated takeover were attempted, the private placement of stock into “friendly” hands, for example, could make China SXAN Biotech unattractive to the party seeking control of China SXAN Biotech.  This would have a detrimental effect on the interests of any stockholder who wanted to tender his or her shares to the party seeking control or who would favor a change in control.

How the Reverse Split Will Be Effected

The officers of China SXAN Biotech will file an amendment to the Articles of Incorporation with the Nevada Secretary of State effecting the Reverse Split.  In order to effect the Reverse Split, the amendment will provide that each ten (10) shares of common stock outstanding at the close of business on the Effective Date will be exchanged for one post-Reverse Split share of China SXAN Biotech common stock ("New Common Stock").  The New Common Stock will not be different from the common stock held by China SXAN Biotech shareholders prior to the Reverse Split.  The holders of the New Common Stock will have the same relative rights following the Effective Date of the Reverse Split as they had before the Effective Date.

Upon filing of the Articles of Amendment with the Nevada Secretary of State, the outstanding certificates representing shares of China SXAN Biotech common stock will be automatically converted into certificates representing shares of New Common Stock.  Every shareholder who surrenders a certificate representing shares of common stock to the transfer agent with the appropriate stock transfer fee will receive a certificate representing the appropriate number of shares of New Common Stock.  The name and address of the transfer agent for China SXAN Biotech is stated above.

No Dissenters’ Rights

Under Nevada law, shareholders are not entitled to dissenters’ rights with respect to any of the transactions described in this Information Statement.

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